Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                                   PORTAL ENERGY CORPORATION
                                   PORTAL CORPORATION



                                   By: /s/ Bruce W. Hunt
                                       Bruce W. Hunt, President
                                       of each corporation


                                   PENTAD OFFSHORE CORPORATION
                                   PENTAD RESOURCES, INC.



                                   By: /s/ Bruce W. Hunt
                                       Bruce W. Hunt,
                                       Vice President of each corporation


                                   PETROL MARINE CORPORATION



                                    /s/ Bruce W. Hunt
                                   Bruce W. Hunt,
                                   Chief Executive Officer



                                    /s/ Bruce W. Hunt
                                   Bruce W. Hunt